                                              Filed Pursuant to Rule 424(b)(3)
                                               Registration File No.: 333-34149


PROSPECTUS DATED AUGUST 22, 1997                    PRICING SUPPLEMENT NO. 5 TO
PROSPECTUS SUPPLEMENT                      REGISTRATION STATEMENT NO. 333-34149
DATED SEPTEMBER 3, 1997                                            JULY 8, 1998
                                                                 RULE 424(b)(3)


                   DONALDSON, LUFKIN & JENRETTE, INC.

                            MEDIUM-TERM NOTES

                Due Nine Months or More from Date of Issue


The Medium-Term Notes, as further described below and in the Prospectus Supplement under Description Notes, will bear interest from the date of issuance until the principal amount thereof is paid or made available for payment at the rate set forth below.


Principal Amount:             $25,000,000          Optional Conversion:          N/A

Price To Public:              100.00%              Notice Date:                  N/A
Underwriting Discount:          0.45%
Proceeds To Issuer:            99.55%              Conversion Date:              N/A

Settlement Date               July 13, 1998        Interest Rate:                N/A
(Original Issue Date):

Specified Currency:           US Dollars           Day Count:                    N/A

Authorized Denomination:      $1,000               Interest Payment Dates:       N/A

Maturity Date:                July 15, 2003        First Payment:                N/A

Interest Rate:                6.15%                Optional Repayment Date:      Non-Call/Life
  First Coupon:
  Last Coupon:                                     Initial Redemption Date:      N/A

Day Count:                    30/360               Initial Redemption            N/A
                                                   Percentage:

Interest Payment Dates:       Semi-annually        Annual Redemption             N/A
                              Jan 15th,            Percentage Reduction:
                              July 15th

Interest Determination        N/A                  Book Entry Note or            B/E
Date:                                              Certificated Note:

First Payment:                January 15, 1999     Total Amount of OID:          N/A

                                                   CUSIP:                        25766CAM6




Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.


                      DONALDSON, LUFKIN & JENRETTE
                         SECURITIES CORPORATION